Exhibit 99.1

Hot Topic, Inc. Reports 3rd Quarter Earnings Increase

Announces Quarterly Dividend

CITY OF INDUSTRY, Calif.--(BUSINESS WIRE)--November 14, 2012--Hot Topic, Inc. (Nasdaq Global Select Market:HOTT), reported results for its third quarter of fiscal 2012 (13 weeks) ended October 27, 2012.

The company reported net income in the third fiscal quarter of $4.3 million, or $0.10 per share, compared to net income of $3.1 million, or $0.07 per share, for the comparable period last year. Total sales for the third quarter of fiscal 2012 increased 2.0% to $179.4 million compared to $175.8 million for the third quarter last year. Total company comparable sales increased 0.2% for the third quarter of fiscal 2012. A summary of the sales results by division was included in the third quarter sales release.

“We validated the new merchandising and sourcing strategies at Torrid this quarter, and continue to be enthusiastic about Torrid as a growth vehicle for the company,” said Lisa Harper, Chairman and CEO of Hot Topic, Inc. “Customers reacted positively to the new fashion-forward assortment and brand marketing introduced in late July, and our new vertical sourcing model significantly improved our gross margin rate. At Hot Topic, we continue to see improvement in the fashion apparel and tee businesses, which offset the challenges in the accessory categories.”

The company also announced that on November 13, 2012, its Board of Directors declared a regular quarterly dividend of $0.08 per share payable on December 28, 2012 to shareholders of record at the close of business on December 14, 2012. The company accelerated its fourth quarter dividend, typically paid in January, to allow shareholders to benefit from the lower dividend tax rate that is set to expire December 31, 2012.

At the end of the third quarter of fiscal 2012, the company operated 620 Hot Topic stores and 186 Torrid stores compared to 634 Hot Topic stores and 146 Torrid stores at the end of third quarter of fiscal 2011. During the third quarter of fiscal 2012, the company opened 18 Torrid stores and closed three Torrid stores. The company also remodeled or relocated 13 Hot Topic stores and one Torrid store during the quarter.

A conference call to discuss third quarter results, business trends, guidance and other matters is scheduled for November 14, 2012 at 4:30 PM (ET). The live conference call number is 800-299-9086, pass code “Hot Topic”, and will be accessible to all interested parties. It will also be webcast on the company’s Investor Relations website located at http://investorrelations.hottopic.com. A replay of the conference call will be available at 888-286-8010, pass code 60862559, for approximately two weeks. In addition, a webcast replay of the conference call will be available on the company’s Investor Relations website for approximately two weeks.

Hot Topic, Inc. is a mall and web based specialty retailer operating the Hot Topic and Torrid concepts, as well as a new test retail concept, Blackheart. Hot Topic offers music/pop culture-licensed and music/pop culture-influenced apparel, accessories, music and gift items for young men and women. Torrid retails on-trend fashion apparel, lingerie and accessories inspired by and designed to fit the young, voluptuous woman who wears size 12 and up. Blackheart offers an expanded collection of dark, edgy, sexy lingerie, accessories and beauty products. As of November 14, 2012, the company operated 620 Hot Topic stores in all 50 states, Puerto Rico and Canada, 190 Torrid stores, one Blackheart store, and Internet stores hottopic.com, torrid.com and blackheartlingerie.com.

This news release and the aforementioned conference call contain forward-looking statements, which may include statements relating to financial results, guidance, store and online operations (including closures, remodels and relocations), projections, financial performance including cost reductions and changes in business operations, and related matters. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, fluctuations in sales and comparable sales results, music, license and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, technology and other risks associated with Internet sales, the effect of negative conditions in the economic environment (including global capital and credit markets), the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic, relationships with mall developers and operators, relationships with our vendors, litigation proceedings and contingent liabilities, as well as other risks detailed in the company’s SEC reports including its Annual Report on Form 10-K for the year ended January 28, 2012, and its Quarterly Reports on Form 10-Q. Historical results achieved are not necessarily indicative of the future prospects of the company, and actual results or circumstances could differ materially from the forward-looking statements.

HOT TOPIC, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) (Unaudited)

	Three Months Ended
	Oct. 27, 2012	Oct. 29, 2011

Net sales	$179,413	$175,822
Cost of goods sold, including buying,
distribution and occupancy costs	115,174	116,238
Gross margin	64,239	59,584
Selling, general & administrative expenses	57,379	55,361
Income from operations	6,860	4,223
Interest and other income, net	39	88
Income before provision for income taxes	6,899	4,311
Provision for income taxes	2,610	1,198
Net income	$4,289	$3,113

Earnings per share:
Basic and Diluted	$0.10	$0.07
Shares used in computing earnings per share:
Basic	42,319	43,942
Diluted	43,056	44,481

	Nine Months Ended
	Oct. 27, 2012	Oct. 29, 2011

Net sales	$508,785	$488,045
Cost of goods sold, including buying,
distribution and occupancy costs	329,010	329,389
Gross margin	179,775	158,656
Selling, general & administrative expenses	168,073	176,919
Income (loss) from operations	11,702	(18,263)
Interest and other income, net	96	222
Income (loss) before provision (benefit) for income taxes	11,798	(18,041)
Provision (benefit) for income taxes	4,441	(7,274)
Net income (loss)	$7,357	$(10,767)

Earnings (loss) per share:
Basic and Diluted	$0.17	$(0.24)
Shares used in computing earnings (loss) per share:
Basic	42,237	44,492
Diluted	42,962	44,492

HOT TOPIC, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	Oct. 27, 2012	Oct. 29, 2011
Current Assets:
Cash, cash equivalents and short-term investments	$58,847	$41,776
Inventory	90,745	84,911
Prepaid expenses and other	10,980	23,759
Deferred tax assets	5,610	2,832
Total current assets	166,182	153,278
Property and equipment, net	109,297	108,413
Deposits and other	7,734	6,843
Long-term investments	1,730	1,737
Deferred tax assets	4,402	6,395
Total assets	$289,345	$276,666

Current Liabilities:
Accounts payable	$36,368	$33,896
Accrued liabilities	41,466	36,637
Income taxes payable	1,306	665
Total current liabilities	79,140	71,198
Deferred rent	19,977	21,559
Deferred compensation liability	4,933	4,587
Income taxes payable	533	1,224
Total liabilities	104,582	98,568
Total shareholders’ equity	184,762	178,098
Total liabilities and shareholders’ equity	$289,345	$276,666

HOT TOPIC, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Nine Months Ended
	Oct. 27, 2012	Oct. 29, 2011
Operating Activities
Net income (loss)	$7,357	($10,767)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	25,178	27,070
Change in inventory	(20,097)	(14,594)
Other, net	18,933	8,480
Net cash flows provided by operating activities	31,371	10,188
Investing activities
Purchases of property and equipment	(30,187)	(17,112)
Proceeds from sale of investments	6,425	11,852
Net cash flows used in investing activities	(23,762)	(5,260)

Financing activities
Payment of cash dividends	(10,148)	(9,253)
Excess tax benefit from stock-based compensation	472	589
Proceeds from employee stock purchases and stock
options exercised	1,213	2,844
Payment of capital lease obligation	-	(191)
Repurchase of common stock	-	(23,170)
Net cash used in financing activities	(8,463)	(29,181)
Decrease in cash and cash equivalents	(854)	(24,253)
Effect of foreign currency exchange rate changes on cash	6	3
Cash and cash equivalents at beginning of period	49,615	51,316
Cash and cash equivalents at end of period	$48,767	$27,066

OTHER DATA

Total company store square footage	1,579,400	1,486,000
Hot Topic average store size	1,774	1,770
Torrid average store size	2,539	2,497

	Nine Months Ended
	Oct. 27, 2012			Oct. 29, 2011
	Reported	Charges	Non-GAAP	Reported	Charges	Non-GAAP
Net sales	$508,785	$-	$508,785	$488,045	$-	$488,045
Cost of goods sold, including
buying, distribution and
occupancy costs	329,010	-	329,010	329,389	5,401	323,988
Gross margin	179,775	-	179,775	158,656	5,401	164,057
Selling, general and
administrative expenses	168,073	-	168,073	176,919	11,176	165,743
Income (loss) from operations	11,702	-	11,702	(18,263)	16,577	(1,686)
Interest income, net	96	-	96	222	-	222
Income (loss) before provision
(benefit) for income taxes	11,798	-	11,798	(18,041)	16,577	(1,464)
Provision (benefit) for income taxes	4,441	-	4,441	(7,274)	6,283	(991)
Net income (loss)	$7,357	$-	$7,357	($10,767)	$10,294	($473)

Earnings (loss) per share:
Basic	$0.17		$0.17	$(0.24)		$(0.01)
Diluted	$0.17		$0.17	$(0.24)		$(0.01)
Shares used in computing earnings
(loss) per share:
Basic	42,237		42,237	44,492		44,492
Diluted	42,962		42,962	44,492		44,492

NON-GAAP PERFORMANCE MEASURES – Hot Topic, Inc. reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that non-GAAP performance measures, which exclude certain items that the Company does not consider part of its ongoing operating results when assessing the performance of the Company, present the operating results of the Company on a basis consistent with those used in managing the Company's business, and provide users of the Company's financial information with a more meaningful report on the condition of the Company's business. Non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Within this release, the Company has excluded the following items from its non-GAAP performance measures:

Year-To-Date (Nine months ended Oct. 29, 2011):

– $17.2 million of charges, comprising of $6.2 million in cost of goods sold and $11.0 million in selling, general and administrative expenses, related to the strategic business changes previously announced on March 28, 2011.

– $0.6 million net recovery of charges, comprising of $0.8 million recovery in cost of goods sold and $0.2 million charge in selling, general and administrative expenses, related to the implementation of the cost reduction plan previously announced on November 16, 2010.

CONTACT:
Hot Topic, Inc.
Investor Contacts:
Jim McGinty, CFO, 626-839-4681 x2675
George Wehlitz, VP Finance, 626-839-4681 x2174
or
Media Contact:
Jennifer Vides, 626-839-4681 x2970